FOR IMMEDIATE RELEASE

CHIMERA INVESTMENT CORPORATION REPORTS 3RD QUARTER 2025 EARNINGS

NEW YORK - (BUSINESS WIRE) - Chimera Investment Corporation (NYSE:CIM) today announced its financial results for the third quarter ended September 30, 2025.

Third Quarter 2025 Financial Highlights:

•GAAP NET LOSS OF $0.27 AND GAAP NET INCOME OF $1.67 PER DILUTED COMMON SHARE FOR THE QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2025, RESPECTIVELY.

•EARNINGS AVAILABLE FOR DISTRIBUTION(1) OF $0.37 PER ADJUSTED DILUTED COMMON SHARE.

•GAAP BOOK VALUE OF $20.24 PER COMMON SHARE AT SEPTEMBER 30, 2025, AND ECONOMIC RETURN(2) OF (1.4)% AND 8.3% FOR THE QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2025, RESPECTIVELY.

•COMPLETED THE ACQUISITION OF HOMEXPRESS ON OCTOBER 1, 2025 FOR $240 MILLION IN CASH, COMPRISED OF AN ESTIMATED ADJUSTED BOOK VALUE OF $120 MILLION (SUBJECT TO CERTAIN POST-CLOSING ADJUSTMENTS) AND A PREMIUM OF $120 MILLION, PLUS THE ISSUANCE OF 2,077,151 SHARES OF OUR COMMON STOCK.

“The third quarter marked an important transition in the history of our business as we moved to cash in preparation for the acquisition of HomeXpress” said Phillip Kardis II, President and CEO, “Now that the acquisition has closed, we are well positioned to execute on our mission to diversify and grow earnings going into year end and into 2026.”

(1) Earnings available for distribution per adjusted diluted common share is a non-GAAP measure. See additional discussion on page 6.
(2) Our economic return is measured by the change in GAAP book value per common share plus common stock dividend.

Third Quarter 2025 Earnings Call

Chimera Investment Corporation will host a conference call and live audio webcast to discuss the results on Thursday, November 6, 2025, at 8:30 a.m. EST.

Call-in Number:

▪U.S. Toll Free: (866) 604-1613
▪International: (201) 689-7810
▪Webcast: https://www.chimerareit.com/news-events/ir-calendar

Conference Call Replay:

▪U.S. Toll Free: (877) 660-6853
▪International: (201) 612-7415
▪Conference ID: 13755779

A replay of this call can be accessed through Thursday, November 20, 2025.

Other Information
Chimera is a publicly traded real estate investment trust, or REIT, whose principal business objective is to provide attractive risk-adjusted returns and distributable income through investment performance linked to mortgage credit fundamentals. Through its mortgage lending, investment management, and advisory services platforms, Chimera operates as a fully integrated mortgage business that originates, manages, and invests in a diversified range of mortgage assets. Chimera invests, directly or indirectly, generally on a levered basis across a spectrum of mortgage assets, including residential mortgage loans, Non-Agency RMBS, Agency RMBS, Agency CMBS, MSRs, business purpose and investor loans, including RTLs, and other real estate-related assets. Through its subsidiary, HomeXpress, it also originates consumer Non-QM, investor business purpose, and other Non-Agency and Agency mortgage loan products.

Contact

Investor Relations
888-895-6557
investor-relations@chimerareit.com
www.chimerareit.com

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share and per share data)
(Unaudited)
	September 30, 2025	December 31, 2024
Assets:
Cash and cash equivalents	$491,475	$83,998
Non-Agency RMBS, at fair value (net of allowance for credit losses of $38 million and $28 million, respectively)	868,838	1,064,169
Agency MBS, at fair value	2,924,476	519,218
Loans held for investment, at fair value	10,317,799	11,196,678
Receivable for investments sold	189,591	—
Accrued interest receivable	72,232	81,386
Other assets	213,444	170,924
Interests in MSR financing receivables	35,528	—
Derivatives, at fair value	2,112	117
Total assets (1)	$15,115,495	$13,116,490
Liabilities:
Secured financing agreements ($6.1 billion and $4.1 billion pledged as collateral, respectively, and includes $310 million and $319 million at fair value, respectively)	$4,876,986	$2,824,371
Securitized debt, collateralized by Non-Agency RMBS ($216 million and $229 million pledged as collateral, respectively)	67,558	71,247
Securitized debt at fair value, collateralized by Loans held for investment ($9.8 billion and $10.2 billion pledged as collateral, respectively)	7,022,941	6,984,495
Long term debt	251,017	134,646
Payable for investments purchased	193,366	454,730
Accrued interest payable	38,029	41,472
Dividends payable	35,395	34,265
Accounts payable and other liabilities	53,605	45,075
Derivatives, at fair value, net	5,360	—
Total liabilities (1)	$12,544,257	$10,590,301
Stockholders' Equity:
Preferred Stock, par value of $0.01 per share, 100,000,000 shares authorized:
8.00% Series A cumulative redeemable: 5,800,000 shares issued and outstanding, respectively ($145,000 liquidation preference)	$58	$58
8.00% Series B cumulative redeemable: 13,000,000 shares issued and outstanding, respectively ($325,000 liquidation preference)	130	130
7.75% Series C cumulative redeemable: 10,400,000 shares issued and outstanding, respectively ($260,000 liquidation preference)	104	104
8.00% Series D cumulative redeemable: 8,000,000 shares issued and outstanding, respectively ($200,000 liquidation preference)	80	80
Common stock: par value $0.01 per share; 166,666,667 shares authorized, 81,072,943 and 80,922,221 shares issued and outstanding, respectively	811	809
Additional paid-in-capital	4,399,548	4,390,516
Accumulated other comprehensive income	149,432	159,449
Cumulative earnings	4,543,278	4,341,111
Cumulative distributions to stockholders	(6,522,203)	(6,366,068)
Total stockholders' equity	$2,571,238	$2,526,189
Total liabilities and stockholders' equity	$15,115,495	$13,116,490
(1) The Company's Consolidated Statements of Financial Condition include assets of consolidated variable interest entities, or VIEs, that can only be used to settle obligations and liabilities of the VIE for which creditors do not have recourse to the primary beneficiary (Chimera Investment Corporation). As of September 30, 2025, and December 31, 2024, total assets of consolidated VIEs were $9,655,438 and $9,970,094, respectively, and total liabilities of consolidated VIEs were $7,403,098 and $6,766,505, respectively.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except share and per share data)
(Unaudited)
	For the Quarters Ended		For the Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net interest income:
Interest income (1)	$209,100	$195,295	$601,014	$568,586
Interest expense (2)	144,089	128,844	400,773	369,733
Net interest income	65,011	66,451	200,241	198,853

Increase (decrease) in provision for credit losses	2,587	358	10,383	5,389

Other income (losses):
Net unrealized gains (losses) on derivatives	(7,907)	(14,457)	(16,932)	2,687
Realized gains (losses) on derivatives	2,015	(4,864)	(15,857)	(22,181)
Periodic interest on derivatives, net	5,751	6,789	14,953	19,237
Net gains (losses) on derivatives	(141)	(12,532)	(17,836)	(257)
Investment management and advisory fees	8,509	—	26,254	—
Interest income from investment in MSR financing receivables (3)	500	—	500	—
Net unrealized gains (losses) on financial instruments at fair value	(36,995)	104,012	98,872	192,008
Net realized gains (losses) on sales of investments	1,991	—	76	(3,750)
Gains (losses) on extinguishment of debt	—	—	2,122	—
Other investment gains (losses)	1,945	1,366	4,481	7,053
Total other income (losses)	(24,191)	92,846	114,469	195,054

Other expenses:
Compensation and benefits	13,756	7,203	38,501	23,427
General and administrative expenses	6,936	5,610	20,658	17,605
Servicing and asset manager fees	6,991	7,334	21,726	22,470
Amortization of intangibles and depreciation expenses	948	—	2,850	—
Transaction expenses	9,931	2,317	16,009	2,384
Total other expenses	38,562	22,464	99,744	65,886
Income before income taxes	(329)	136,475	204,583	322,632
Income tax expense	251	16	2,416	55
Net (loss) income	$(580)	$136,459	$202,167	$322,577

Dividends on preferred stock	21,417	22,787	64,200	63,975

Net (loss) income available to common shareholders	$(21,997)	$113,672	$137,967	$258,602

Net (loss) income per share available to common shareholders:
Basic	$(0.27)	$1.41	$1.69	$3.20
Diluted	$(0.27)	$1.39	$1.67	$3.16

Weighted average number of common shares outstanding:
Basic	81,507,492	80,810,861	81,435,782	80,753,709
Diluted	81,507,492	81,855,872	82,696,006	81,716,629
(1) Includes interest income of consolidated VIEs of $137,597 and $146,007 for the quarters ended September 30, 2025, and 2024, respectively, and $423,817 and $436,950 for the nine months ended September 30, 2025 and 2024, respectively.
(2) Includes interest expense of consolidated VIEs of $70,387 and $71,668 for the quarters ended September 30, 2025, and 2024, respectively, and $213,076 and $214,483 for the nine months ended September 30, 2025 and 2024, respectively.
(3) Includes interest income from investment in MSR financing receivables of a consolidated VIE of $363 and $0 for the quarters ended September 30, 2025 and 2024, respectively, and $363 and $0 for the nine months ended September 30, 2025 and 2024, respectively.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except share and per share data)
(Unaudited)

	For the Quarters Ended		For the Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Comprehensive income (loss):
Net (loss) income	$(580)	$136,459	$202,167	$322,577
Other comprehensive (loss) income:
Unrealized gains (losses) on available-for-sale securities, net	(5,059)	9,544	(12,073)	(2,022)
Reclassification adjustment for net losses included in net income for other-than-temporary credit impairment losses	2,056	—	2,056	—
Other comprehensive (loss) income	$(3,003)	$9,544	$(10,017)	$(2,022)
Comprehensive (loss) income before preferred stock dividends	$(3,583)	$146,003	$192,150	$320,555
Dividends on preferred stock	$21,417	$22,787	$64,200	$63,975
Comprehensive (loss) income available to common stock shareholders	$(25,000)	$123,216	$127,950	$256,580

Earnings available for distribution

Earnings available for distribution is a non-GAAP measure and is defined as GAAP net income (loss) excluding (i) unrealized gains or losses on financial instruments carried at fair value with changes in fair value recorded in earnings, (ii) realized gains or losses on the sales of investments, (iii) gains or losses on the extinguishment of debt, (iv) changes in the provision for credit losses, (v) unrealized gains or losses on derivatives, (vi) realized gains or losses on derivatives, (vii) transaction expenses, (viii) stock compensation expenses for retirement eligible awards, (ix) amortization of intangibles and depreciation expenses, (x) non-cash imputed compensation expense related to business acquisitions, and (xi) other gains and losses on equity investments.

Non-cash imputed compensation expense reflects the portion of the consideration paid in the Palisades Acquisition that pursuant to the seller’s contractual arrangements is distributable to the seller’s legacy employees (who are now our employees) and that for GAAP purposes is recorded as non-cash imputed compensation expense with an offsetting entry recorded as non-cash contribution from a related party to our shareholder’s equity. The excluded amounts do not include any normal, recurring compensation paid to our employees.

Transaction expenses are primarily comprised of costs only incurred at the time of execution of our securitizations, certain structured secured financing agreements, and business combination transactions and include costs such as underwriting fees, legal fees, diligence fees, accounting fees, bank fees and other similar transaction-related expenses. These costs are all incurred prior to or at the execution of the transaction and do not recur. Recurring expenses, such as servicing fees, custodial fees, trustee fees and other similar ongoing fees are not excluded from earnings available for distribution. We believe that excluding these costs is useful to investors as it is generally consistent with our peer group’s treatment of these costs in their non-GAAP measures presentation, mitigates period to period comparability issuance tied to the timing of securitization and structured finance transactions, and is consistent with the accounting for the deferral of debt issue costs prior to the fair value election option made by us. In addition, we believe it is important for investors to review this metric which is consistent with how management internally evaluates the performance of the Company. Stock compensation expense charges incurred on awards to retirement eligible employees is reflected as an expense over a vesting period (generally 36 months) rather than reported as an immediate expense.

We view Earnings available for distribution as one measure of our investment portfolio's ability to generate income for distribution to common stockholders. Earnings available for distribution is one of the metrics, but not the exclusive metric, that our Board of Directors uses to determine the amount, if any, of dividends on our common stock. Other metrics that our Board of Directors may consider when determining the amount, if any, of dividends on our common stock include, among others, REIT taxable income, dividend yield, book value, cash generated from the portfolio, reinvestment opportunities and other cash needs. To maintain our qualification as a REIT, U.S. federal income tax law generally requires that we distribute at least 90% of our REIT taxable income (subject to certain adjustments) annually. Earnings available for distribution, however, is different than REIT taxable income. For example, differences between Earnings available for distribution and REIT taxable income generally may result from whether the REIT uses mark-to-market accounting for GAAP purposes, accretion of market discount or OID and amortization of premium, and differences in the treatment of securitizations for GAAP and tax purposes, among other items. Further, REIT taxable income generally does not include earnings of our domestic TRSs unless such income is distributed from current or accumulated earnings and profits. The determination of whether we have met the requirement to distribute at least 90% of our annual REIT taxable income is not based on Earnings available for distribution and Earnings available for distribution should not be considered as an indication of our REIT taxable income, a guaranty of our ability to pay dividends, or as a proxy for the amount of dividends we may pay. We believe Earnings available for distribution helps us and investors evaluate our financial performance period over period without the impact of certain non-recurring transactions. Therefore, Earnings available for distribution should not be viewed in isolation and is not a substitute for or superior to net income or net income per basic share computed in accordance with GAAP. In addition, our methodology for calculating Earnings available for distribution may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and accordingly, our Earnings available for distribution may not be comparable to the Earnings available for distribution reported by other REITs.

The following table provides GAAP measures of net income and net income per diluted share available to common stockholders for the periods presented and details with respect to reconciling the line items to Earnings available for distribution and related per average diluted common share amounts. Earnings available for distribution is presented on an adjusted dilutive shares basis.

	For the Quarters Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
	(dollars in thousands, except per share data)
GAAP net income (loss) available to common stockholders	$(21,997)	$14,024	$145,940	$(168,275)	$113,672
Adjustments (1):
Net unrealized (gains) losses on financial instruments at fair value	36,995	(6,971)	(128,895)	181,197	(104,012)
Net realized (gains) losses on sales of investments	(1,991)	1,915	—	1,468	—
(Gains) losses on extinguishment of debt	—	—	(2,122)	—	—
Increase (decrease) in provision for credit losses	2,587	4,409	3,387	4,448	358
Net unrealized (gains) losses on derivatives	7,907	2,554	6,469	(276)	14,457
Realized (gains) losses on derivatives	(2,015)	17,954	(82)	(641)	4,864
Transaction expenses	9,931	390	5,688	4,707	2,317
Stock Compensation expense for retirement eligible awards	(506)	(501)	1,432	(307)	(424)
Amortization of intangibles and depreciation expenses (2)	948	949	951	321	—
Non-cash imputed compensation related to business acquisition	341	341	341	10,296	—
Other investment (gains) losses	(1,945)	(2,953)	417	(2,490)	(1,366)
Earnings available for distribution	$30,255	$32,111	$33,526	$30,448	$29,866

GAAP net income (loss) per diluted common share	$(0.27)	$0.17	$1.77	$(2.07)	$1.39
Earnings available for distribution per adjusted diluted common share	$0.37	$0.39	$0.41	$0.37	$0.36
(1) As a result of the Palisades Acquisition, we updated the determination of earnings available for distribution to exclude non-recurring acquisition-related transaction expenses, non-cash amortization of intangibles and depreciation expenses, and non-cash imputed compensation expenses. These expenses are excluded as they relate to the Palisades Acquisition and are not directly related to generation of our portfolio’s investment income.
(2) Non-cash amortization of intangibles and depreciation expenses related to Palisades Acquisition.

The following tables provide a summary of the Company’s MBS portfolio at September 30, 2025 and December 31, 2024.

	September 30, 2025
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency RMBS
Senior	$865,570	$43.17	$60.14	5.7%	20.2%
Subordinated	499,426	51.52	53.10	4.3%	8.9%
Interest-only	2,481,658	5.98	3.35	0.7%	4.5%
Agency RMBS
Pass-through	2,561,414	97.12	98.40	4.9%	5.3%
CMO	350,865	99.97	100.56	5.5%	5.6%
Interest-only	370,958	5.06	4.23	0.7%	6.8%
Agency CMBS
Project loans	39,706	101.52	81.74	3.4%	3.3%
Interest-only	124,271	2.75	2.39	0.9%	12.8%
(1) Bond Equivalent Yield at period end.

	December 31, 2024
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency RMBS
Senior	$1,010,128	$45.11	$60.83	5.7%	17.6%
Subordinated	648,977	59.18	57.99	4.5%	8.0%
Interest-only	2,644,741	5.81	2.77	0.7%	6.6%
Agency RMBS
CMO	464,640	99.97	99.36	5.8%	5.8%
Interest-only	380,311	5.15	4.41	0.7%	6.9%
Agency CMBS
Project loans	40,882	101.51	84.07	3.5%	3.4%
Interest-only	449,437	1.36	1.43	0.5%	8.9%
(1) Bond Equivalent Yield at period end.

At September 30, 2025 and December 31, 2024, the secured financing agreements collateralized by MBS and Loans held for investment had the following remaining maturities and borrowing rates.

	September 30, 2025			December 31, 2024
	(dollars in thousands)
	Principal (1)	Weighted Average Borrowing Rates	Range of Borrowing Rates	Principal	Weighted Average Borrowing Rates	Range of Borrowing Rates
Overnight	$—	N/A	N/A	$—	N/A	N/A
1 to 29 days	3,154,423	4.71%	4.32% - 7.34%	642,358	5.61%	4.66% - 7.52%
30 to 59 days	277,781	6.29%	5.67% - 6.86%	959,559	7.79%	5.34% - 12.50%
60 to 89 days	191,681	5.07%	4.57% - 5.58%	318,750	5.58%	4.87% - 7.02%
90 to 119 days	11,651	5.15%	5.15% - 5.15%	51,416	6.38%	5.51% - 6.77%
120 to 180 days	185,759	5.81%	4.93% - 6.52%	123,072	6.15%	5.82% - 6.77%
180 days to 1 year	306,766	6.99%	5.16% - 8.38%	409,760	6.79%	5.80% - 7.49%
1 to 2 years	439,261	8.16%	5.36% - 8.41%	—	N/A	N/A
2 to 3 years	316,684	5.01%	5.01% - 5.01%	337,245	5.02%	5.02% - 5.02%
Total	$4,884,006	5.33%		$2,842,160	6.48%
(1) The values for secured financing agreements in the table above is net of $389 thousand of deferred financing costs as of September 30, 2025.

The following table summarizes certain characteristics of our portfolio at September 30, 2025 and December 31, 2024.

	September 30, 2025	December 31, 2024
	(dollars in thousands)
Interest earning assets at period-end (1)	$14,111,113	$12,780,065
Interest bearing liabilities at period-end	$12,218,502	$10,014,759
GAAP Leverage at period-end	4.8:1	4.0:1
GAAP Leverage at period-end (recourse)	2.0:1	1.2:1
(1) Excludes cash and cash equivalents.

	September 30, 2025	December 31, 2024	September 30, 2025	December 31, 2024
Portfolio Composition	Amortized Cost		Fair Value
Non-Agency RMBS	5.9%	7.9%	6.2%	8.3%
Senior	2.9%	3.7%	3.7%	4.8%
Subordinated	1.9%	3.0%	1.9%	2.9%
Interest-only	1.1%	1.2%	0.6%	0.6%
Agency RMBS	20.3%	3.7%	20.4%	3.7%
Pass-through	17.7%	—%	17.8%	—%
CMO	2.5%	3.6%	2.5%	3.6%
Interest-only	0.1%	0.1%	0.1%	0.1%
Agency CMBS	0.3%	0.4%	0.3%	0.4%
Project loans	0.3%	0.3%	0.2%	0.3%
Interest-only	0.0%	0.1%	0.1%	0.1%
Loans held for investment	73.5%	88.0%	73.1%	87.6%
Fixed-rate percentage of portfolio	86.0%	87.9%	85.4%	87.3%
Adjustable-rate percentage of portfolio	14.0%	12.1%	14.6%	12.7%

Economic Net Interest Income

Our Economic net interest income is a non-GAAP financial measure that equals GAAP net interest income adjusted for net periodic interest on derivatives and interest income from investment in MSR financing receivables, and excludes interest earned on cash. For the purpose of computing economic net interest income and ratios relating to cost of funds measures throughout this section, interest expense includes net payments on our derivatives, which is presented as a part of Net gains (losses) on derivatives in our Consolidated Statements of Operations. Interest rate swaps, Interest rate cap and Swap futures are used to manage the increase in interest paid on secured financing agreements in a rising rate environment. Presenting the net contractual interest payments on interest rate derivatives with the interest paid on interest-bearing liabilities reflects our total contractual interest payments. We believe this presentation is useful to investors because it depicts the economic value of our investment strategy by showing all components of interest expense and net interest income of our investment portfolio. However, Economic net interest income should not be viewed in isolation and is not a substitute for net interest income computed in accordance with GAAP. Where indicated, interest expense, adjusting for any interest earned on cash, is referred to as Economic interest expense. Where indicated, net interest income reflecting net periodic interest on derivatives and any interest earned on cash, is referred to as Economic net interest income.

The following table reconciles the Economic net interest income to GAAP net interest income and Economic interest expense to GAAP interest expense for the periods presented.

	GAAP Interest Income	GAAP Interest Expense	Periodic Interest On Derivatives, net	Economic Interest Expense	GAAP Net Interest Income	Periodic Interest On Derivatives, net	Other (1)	Economic Net Interest Income
For the Quarter Ended September 30, 2025	$209,100	$144,089	$(5,751)	$138,338	$65,011	$5,751	$(2,204)	$68,558
For the Quarter Ended June 30, 2025	$201,297	$135,287	$(5,067)	$130,220	$66,010	$5,067	$(2,002)	$69,075
For the Quarter Ended March 31, 2025	$190,616	$121,397	$(4,135)	$117,262	$69,219	$4,135	$(1,050)	$72,304
For the Quarter Ended December 31, 2024	$192,364	$126,540	$(4,542)	$121,997	$65,824	$4,542	$(1,169)	$69,197
For the Quarter Ended September 30, 2024	$195,295	$128,844	$(6,789)	$122,054	$66,451	$6,789	$(1,729)	$71,511
(1) Primarily interest income on cash and cash equivalents and interest income from investment in MSR financing receivables.

The table below shows our average earning assets held, interest earned on assets, yield on average interest earning assets, average debt balance, economic interest expense, economic average cost of funds, economic net interest income and net interest rate spread for the periods presented.

	For the Quarters Ended
	September 30, 2025			June 30, 2025
	(dollars in thousands)			(dollars in thousands)
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets (1):
Agency RMBS (3)	$2,520,146	$34,108	5.9%	$1,422,791	$19,649	5.5%
Agency CMBS	41,062	464	4.5%	41,709	1,264	12.1%
Non-Agency RMBS (3)	872,037	27,872	12.5%	962,840	28,289	11.8%
Loans held for investment	10,482,981	143,952	5.5%	10,856,968	150,093	5.5%
MSR	38,221	500	5.2%	—	—	—%
Total	$13,954,447	$206,896	5.9%	$13,284,308	$199,295	6.0%

Liabilities and stockholders' equity:
Interest-bearing liabilities (2):
Secured financing agreements collateralized by:
Agency RMBS (3)	$2,450,389	$24,160	4.7%	$1,294,316	$12,428	4.6%
Agency CMBS	30,704	355	4.6%	30,572	346	4.5%
Non-Agency RMBS (3)	565,871	7,378	5.2%	629,610	9,330	5.9%
Loans held for investment	1,752,317	30,214	6.9%	1,851,517	29,628	6.4%
Securitized debt	7,321,240	72,285	3.9%	7,555,801	75,014	4.0%
Long term debt (3)	158,212	3,946	10.0%	139,750	3,474	9.9%
Total	$12,278,733	$138,338	4.5%	$11,501,566	$130,220	4.5%

Economic net interest income/net interest rate spread		$68,558	1.4%		$69,075	1.5%

Net interest-earning assets/net interest margin	$1,675,714		2.0%	$1,782,742		2.1%

Ratio of interest-earning assets to interest bearing liabilities	1.14			1.15

(1) Interest-earning assets at amortized cost.
(2) Interest includes periodic interest on derivatives, net.
(3) These amounts have been adjusted to reflect the daily outstanding averages for which the financial instruments were held during the period.

The table below shows our Net income (loss) and Economic net interest income as a percentage of average stockholders' equity and Earnings available for distribution as a percentage of average common stockholders' equity. Return on average equity is defined as our GAAP net income (loss) as a percentage of average equity. Average equity is defined as the average of our beginning and ending stockholders' equity balance for the period reported. Economic Net Interest Income and Earnings available for distribution are non-GAAP measures as defined in previous sections.

	Return on Average Equity	Economic Net Interest Income/Average Equity	Earnings available for distribution/Average Common Equity
	(Ratios have been annualized)
For the Quarter Ended September 30, 2025	(0.09)%	10.56%	7.26%
For the Quarter Ended June 30, 2025	5.38%	10.49%	7.54%
For the Quarter Ended March 31, 2025	25.89%	11.19%	8.10%
For the Quarter Ended December 31, 2024	(22.27)%	10.52%	7.16%
For the Quarter Ended September 30, 2024	20.30%	10.64%	6.79%

The following table presents changes to Accretable Discount (net of premiums) as it pertains to our Non-Agency RMBS portfolio, excluding premiums on interest-only investments, during the previous five quarters.

	For the Quarters Ended
	(dollars in thousands)
Accretable Discount (Net of Premiums)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Balance, beginning of period	$108,412	$110,861	$117,203	$123,953	$125,881
Accretion of discount	(10,803)	(8,253)	(7,705)	(8,855)	(10,949)
Purchases	—	—	—	—	2,834
Sales	(10,786)	188	—	—	—
Elimination in consolidation	—	—	—	—	—
Transfers from/(to) credit reserve, net	2,474	5,616	1,363	2,105	6,187
Balance, end of period	$89,297	$108,412	$110,861	$117,203	$123,953

Disclaimer
In this press release references to “we,” “us,” “our,” “Chimera,” or “the Company” refer to Chimera Investment Corporation and its subsidiaries unless specifically stated otherwise or the context otherwise indicates. This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including as related to the expected impact (including as related to Chimera’s future earnings) of Chimera’s acquisition of HomeXpress. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “goal,” “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “would,” “will,” “could,” “should,” “believe,” “predict,” “potential,” “continue,” or similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the potential that Chimera may not fully realize the expected benefits of the acquisition of HomeXpress, including the potential financial impact; our ability to obtain funding on favorable terms and access the capital markets; our ability to achieve optimal levels of leverage and effectively manage our liquidity; changes in inflation, the yield curve, interest rates and mortgage prepayment rates; our ability to manage credit risk related to our investments and comply with the Dodd-Frank Act and related laws and regulations relating to credit risk retention for securitizations; rates of default, delinquencies, forbearance, deferred payments or decreased recovery rates on our investments; the concentration of properties securing our securities and residential loans in a small number of geographic areas; our ability to execute on our business and investment strategy; our ability to determine accurately the fair market value of our assets; changes in our industry, the general economy or geopolitical conditions; our ability to successfully integrate and realize the anticipated benefits of any acquisitions, including the acquisition of The Palisades Group in 2024 and the acquisition of HomeXpress; our ability to originate or acquire quality and profitable loans at an appropriate and consistent cost; our ability to sell the loans that we originate or acquire; our ability to refinance or obtain additional liquidity for borrowing; our ability to operate our investment management and advisory services and manage any regulatory rules and conflicts of interest; the degree to which our hedging strategies may or may not be effective; our ability to effect our strategy to securitize residential mortgage loans; our ability to compete with competitors and source target assets at attractive prices; our ability to find and retain qualified executive officers and key personnel; the ability of servicers and other third parties to perform their services at a high level and comply with applicable law and expanding regulations; our dependence on information technology and its susceptibility to cyber-attacks; our ability to comply with extensive government regulation, including, but not limited to, federal and state consumer lending regulations; the impact of and changes in governmental regulations, tax law and rates, accounting guidance, refinancing and borrowing guidelines and similar matters; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; our ability to maintain our classification as a real estate investment trust for U.S. federal income tax purposes; the volatility of the market price and trading volume of our shares; and our ability to make distributions to our stockholders in the future.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these, and other risk factors, is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Readers are advised that any financial information in this press release is based on Company data available at the time of this press release and, in certain circumstances, may not have been audited by the Company’s independent auditors.